UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 16, 2019

PRIMERICA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34680	27-1204330
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Primerica Parkway Duluth, Georgia 30099
(Address of Principal Executive Offices)

(770) 381-1000
(Registrant's telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.07.Submission of Matters to a Vote of Security Holders.

The Company held its 2019 annual stockholders’ meeting on May 16, 2019.  There were 42,454,292 shares of common stock outstanding and entitled to be voted, and 39,821,365 of those shares (93.8% of the outstanding shares) were represented in person or by proxy, at the Annual Meeting.

Proposal 1:  The following nominees were elected by majority vote to serve on the Board of Directors:

Nominee	For	Withheld	Broker Non-Votes
John A. Addison, Jr.	34,814,099	1,784,642	3,212,633
Joel M. Babbit	36,488,165	105,548	3,212,633
P. George Benson	36,481,418	107,846	3,212,633
C. Saxby Chambliss	34,166,379	2,422,458	3,212,633
Gary L. Crittenden	36,470,924	124,040	3,212,633
Cynthia N. Day	35,062,109	1,532,857	3,212,633
Beatriz R. Perez	36,442,512	152,596	3,212,633
D. Richard Williams	34,816,746	1,779,705	3,212,633
Glenn J. Williams	36,357,144	241,878	3,212,633
Barbara A. Yastine	36,451,431	143,820	3,212,633

Proposal 2:  An advisory vote on executive compensation (Say-on-Pay) was approved.

For	Against	Abstain	Broker Non-Votes
36,491,903	96,064	20,765	3,212,633

Proposal 3:  The appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2019 was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,636,639	167,845	16,881	n/a

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2019		PRIMERICA, INC.

	By:	/s/ Stacey K. Geer
Stacey K. Geer
Executive Vice President, Chief Governance Officer and Deputy General Counsel